SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2004

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-505I8	11-3626383
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
S I G N A T U R E
EXHIBIT INDEX
Agreement and Plan of Merger
Press Release

Section 1 – Registrant’s Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

     On September 3, 2004, Franklin Bank Corp. (“Franklin”), FBC Acquisition LLC, a wholly-owned subsidiary of Franklin (“FBC Acquisition”), and Cedar Creek Bancshares, Inc. (“Cedar Creek”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Cedar Creek agreed to merge with and into FBC Acquisition (the “Merger”). Cedar Creek is a closely held bank holding company headquartered in Seven Points, Texas. As of December 31, 2003, Cedar Creek had approximately $104.5 million in assets, $92.3 million in deposits and $11.2 million in shareholders’ equity. The Merger Agreement contemplates that Cedar Creek’s banking subsidiary, Cedar Creek Bank, will be merged with and into Franklin’s banking subsidiary, Franklin Bank, S. S. B. The information set forth herein is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as part of this Form 8-K as Exhibit 2.1. A copy of the press release announcing the Merger is filed as part of this Form 8-K as Exhibit 99.1.

     The Merger Agreement provides that Cedar Creek shareholders would receive aggregate consideration estimated at approximately $22.6 million, one-half in cash and one-half in shares of Franklin’s common stock. The number of shares of Franklin common stock to be issued in the merger will be determined based on the average daily volume-weighted average prices of such common stock over the forty consecutive trading days ending the second business day prior to the closing. The Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. The stockholders of Franklin will not recognize gain or loss as a result of the Merger.

     The shares of Franklin common stock to be issued in the Merger will be issued in reliance of the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Regulation D promulgated thereunder. Franklin has agreed, as soon as practicable after the expiration of 60 days from the consummation of the Merger, but within 120 days after consummation of the Merger, to file a shelf registration statement under the Securities Act of 1933, as amended (“Securities Act”), registering the resale by the former shareholders of Cedar Creek the shares of Franklin common stock received by them in the Merger. Franklin will bear all expenses of such registration, other than the expenses of any separate counsel for the selling shareholders and any discounts, selling commissions or brokerage fees incurred by the selling shareholders in connection therewith.

     Consummation of the Merger is subject to approval by regulatory authorities, approval by the shareholders of Cedar Creek, and certain other conditions set forth in the Merger Agreement. The holders of more than two-thirds of the shares of Cedar Creek stock have signed an agreement to vote their shares in favor of the Merger. The Merger is expected to close during the fourth quarter of 2004.

Section 3 – Securities and Trading Markets

     Item 3.02 Unregistered Sales of Equity Securities

     The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger by and among Franklin Bank Corp., FBC Acquisition LLC and Cedar Creek Bancshares, Inc. dated as of September 3, 2004

Exhibit 99.1	Press release of Franklin Bank Corp. dated September 7, 2004

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated: September 10, 2004	By:	/s/ Russell McCann

Russell McCann
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger by and among Franklin Bank Corp., FBC Acquisition LLC and Cedar Creek Bancshares, Inc. dated as of September 3, 2004

99.1	Press release of Franklin Bank Corp. dated September 7, 2004